UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2021

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

License and Collaboration Agreement
On April 26, 2021, Esperion Therapeutics, Inc. (the “Company”) entered into a License and Collaboration Agreement (the “License Agreement”) with Daiichi Sankyo Company, Limited (“Daiichi”). Under the Agreement, the Company will grant Daiichi exclusive development and commercialization rights to bempedoic acid and the bempedoic acid /ezetimibe combination tablet for purposes of treating hyperlipidemia in humans (the “Field”) in the following territories: South Korea, Taiwan, Hong Kong, Thailand, Vietnam, Brazil, Macao, Cambodia and Myanmar (the “Daiichi Territory”). The Daiichi Territory may be expanded to include Saudi Arabia, Kuwait, Oman, UAE, Qatar, Bahrain, Yemen, Colombia and other Latin American countries. Daiichi will be responsible for regulatory and commercialization activities in the Daiichi Territory, and the Company will remain responsible for certain development and manufacturing activities in the Daiichi Territory.

The Company and Daiichi will establish a Joint Collaboration Committee to, among other powers and responsibilities, review and guide the implementation of development plans of the licensed products and new formulations of the licensed products in the Field in the Daiichi Territory, review and approve clinical studies proposed to be sponsored or supported by Daiichi or the Company, discuss and review the global branding strategy of the licensed products, address certain development and manufacturing matters of the licensed products in accordance with the terms of the License Agreement, and perform other activities mutually agreed by the Company and Daiichi from time to time.

The Company will receive an upfront cash payment of $30 million as well as up to $175 million in total sales milestone payments. In addition, the Company will receive tiered five percent (5%) to twenty percent (20%) royalties on net sales in the Daiichi Territory.

The License Agreement will remain in effect, unless terminated earlier, until the last to expire royalty term under the License Agreement. Each party has the right to terminate the License Agreement for the other party’s material breach of its obligations under the License Agreement, subject to cure rights. Additionally, Daiichi may terminate the License Agreement either in its entirety or on a country-by-country basis in its sole discretion after a certain time period with sufficient prior written notice or upon a change of control event. The Company may also terminate the licenses of specified patent rights upon notice if Daiichi challenges the enforceability, validity or scope of any patent rights belonging to the Company, unless Daiichi withdraws or causes the challenge to be withdrawn within a specified period. Either party may terminate the License Agreement if the other party declares bankruptcy. Upon termination, any license granted by the Company to Daiichi will terminate with respect to the Daiichi Territory or specific country, as applicable.

The License Agreement includes customary representations and warranties on behalf of the Company and Daiichi as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

The foregoing description of the material terms of the License Agreement is qualified in its entirety by reference to the complete text of the License Agreement, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission.

Amendment No. 2 to Revenue Interest Purchase Agreement

On April 26, 2021, the Company entered into Amendment No. 2 (the “RIPA Amendment”) to the Revenue Interest Purchase Agreement by and among the Company, the purchasers from time to time party thereto (the “Purchasers”), and Eiger III SA LLC, as the purchaser agent, dated effective as of June 26, 2019 (as amended by the Amendment No. 1 dated as of November 9, 2020, the “RIPA”). Pursuant to the RIPA Amendment, the Purchasers waived the original trailing six-month world-wide net sales condition to the $50 million third installment payment under the RIPA. The parties also agreed to amend additional terms of the RIPA, including the Purchasers’ right to receive certain revenue interests (the “Revenue Interests”) that the purchasers have a right to receive from the Company based on net sales of certain of the Company’s products, once approved, such that the Purchasers will receive tiered payments ranging from 3.33% to 10% (the “Third Payment Applicable Percentage”) of the Company’s net sales in the Covered Territory (as defined below); provided that (a) prior to December 31, 2024, with respect to each country defined in the Daiichi Territory, if the percentage of net sales that the Company receives from Daiichi (the “Receivables Percentage”) is less than the Third Payment Applicable Percentage, then the Revenue Interest for such country payable to the purchasers will be equal to the Receivables Percentage, (b) if the Purchasers receive Revenue Interest payments equal to or greater than 100% of the aggregate amount paid by the Purchasers to the Company (“Cumulative Purchaser Payments”) by December 31, 2024, the Third Payment Applicable Percentage will be decreased to a single rate of 3.33% of the

Company’s net sales in the Covered Territory for all subsequent calendar years , and (c) if the Purchasers receive Revenue Interest payments less than 100% of Cumulative Purchaser Payments by December 31, 2024, the Third Payment Applicable Percentage will be increased to a single rate of the Company’s net sales that would have provided 100% of Cumulative Purchaser Payments had such rate applied from the initial funding by the Purchasers. In such case, such rate will apply in all territories for all subsequent calendar years. The “Covered Territory” was originally the United States, but will now expand to world-wide for the calendar year beginning January 1, 2022.

Under the RIPA, the Company has an option (the “Call Option”) to terminate the RIPA and repurchase future Revenue Interests at any time upon advance written notice. Additionally, the Purchasers have an option (the “Put Option”) to terminate the RIPA and to require the Company to repurchase future Revenue Interests upon enumerated events such as a bankruptcy event, an uncured material breach, a material adverse effect or a change of control. If the Put Option or the Call Option are exercised, the required repurchase price will be 200% of the Cumulative Purchaser Payments (minus all payments Company has made to the Purchasers in connection with the Revenue Interests), if such option is exercised prior to the third anniversary of the first payment under the RIPA, and 225% of the Cumulative Purchaser Payments (minus all payments Company has made to the Purchasers in connection with the Revenue Interests), if such option is exercised thereafter. In addition, the RIPA was amended to provide for revenue interest payments until such time as the Purchasers have received Revenue Interest Payments equal to 225% of the Cumulative Purchaser Payments.

Other than as amended by way of the RIPA Amendment, the material terms of the RIPA remain unchanged. The foregoing description of the RIPA Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the RIPA Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

On April 26, 2021, the Company issued a press release announcing the entry into the License Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 26, 2021, the Company issued a press release announcing the entry into the RIPA Amendment. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Revenue Interest Purchase Agreement dated April 26, 2021 between the Company, Eiger Partners II LP and Eiger III SA LLC.
99.1	Press Release dated April 26, 2021, furnished herewith
99.2	Press Release dated April 26, 2021, furnished herewith
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2021	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

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